Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-234095) of Hess Midstream LP for the registration of 17,062,655 shares of its Class A shares and to the incorporation by reference therein of our report dated March 11, 2019, with respect to the consolidated financial statements of Hess Midstream Partners LP included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

November 1, 2019